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                                                                  Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Mitsui Vendor Leasing Asset Trust 1998-1 of our report dated November 6, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

San Diego, California
November 6, 1998